EXHIBIT 10.26
                                                                   -------------




                           GUARANTY FOR PURPOSE CREDIT
                               (Michael T. Fries)


Denver, Colorado                                               November 22, 2000


     In consideration of the loan made to The Fries Family Partnership LLLP, a Colorado limited liability limited partnership ("Borrower"), and acquired by United International Properties, Inc. ("Lender"), as evidenced by that certain demand Promissory Note (Purpose Credit) in the principal amount of $236,819 of even date herewith (the "Note"), executed by Borrower and payable to Lender, and in order to induce Lender to make and maintain such loan to Borrower, the undersigned, Michael T. Fries ("Guarantor"), does hereby unconditionally and irrevocably guarantee the punctual and complete payment and performance when due to Lender of each and all of Borrower's obligations under the Note, together with interest thereon and any and all expenses which may be incurred by Lender in collecting all or any of Borrower's obligations under the Note and in enforcing any rights hereunder, including, without limitation, reasonable attorneys' fees and expenses.

     Guarantor hereby (i) guarantees that the Note will be paid to Lender strictly in accordance with the terms and provisions of the Note, and (ii) agrees that, in the event Borrower fails to make any payment due Lender in accordance with the terms of the Note, Guarantor shall, upon demand of Lender, immediately pay such amount on behalf of Borrower.

     "Stock Options" shall be defined to include all vested stock options and phantom stock options granted to Guarantor as of this date and any granted in the future with respect to UnitedGlobalCom, Inc. ("UGC"), United Pan-Europe Communications N.V. ("UPC"), chello broadband N.V. and Austar United Communications Limited ("Austar"). "Purpose Credit Stock Options" shall mean the Stock Options described on Schedule I to this Guaranty, and any Stock Options directly or indirectly securing any promissory note or guaranty heretofore or hereafter executed by Borrower or Guarantor evidencing or guaranteeing indebtedness to the Lender that constitutes purpose credit under Regulation U. "Non-Purpose Credit Stock Options" shall mean all of the Stock Options other than the Purpose Credit Stock Options. "Regulation U" shall mean Regulation U promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and any successor or replacement law or regulation. "Business Day" shall mean any day other than Saturday, Sunday and a day on which banks are required or permitted to close in Denver, Colorado or London, England.

     Until the Note has been paid in full, the Guarantor shall in no event (i) exercise any of the Purpose Credit Stock Options, unless all of the proceeds of such exercise are applied toward payment of due but unpaid interest or the outstanding principal balance of the Note and any other note evidencing purpose credit from Borrower or Guarantor payable to Lender, or (ii) take any steps to transfer any of the Purpose Credit Stock Options. Guarantor hereby instructs UGC, UPC, chello broadband N.V. and Austar not to permit the exercise of any Purpose Credit Stock Options unless the proceeds are sent directly to Lender in payment of amounts owing under the Note or any other note from Borrower or Guarantor to Lender evidencing purpose credit under Regulation U. If the terms of the applicable stock option plans are amended to permit Guarantor to pledge any of the Purpose Credit Stock Options, Guarantor shall immediately pledge such Purpose Credit Stock Options to Lender. No Stock Options other than the Purpose Credit Stock Options shall constitute collateral or other direct or indirect security for this Guaranty or the repayment of the Note.

     The Guarantor further promises that, upon the release from collateral of any margin stock pledged by the Guarantor in connection with any margin account, Guarantor shall inform Lender of such release and if Lender so requests, Guarantor shall promptly pledge such margin stock to the Lender, free and clear of any other lien, as security for this Guaranty and the payment of the Note, and shall in connection with such pledge surrender to the Lender one or more certificates evidencing such margin stock and take such other action as may be necessary or desirable to perfect the Lender's security interest therein. Guarantor further promises that Guarantor will use best efforts to repay the Note from the proceeds of the sale of any UGC or UPC stock other than stock acquired through Stock Options since the date of the Note (the application of proceeds from the sale of UGC or UPC stock acquired through the exercise of Stock Options being covered by the preceding paragraph).

     Upon failure of the Borrower to pay the unpaid principal amount of the Note within thirty (30) days of the date when such amount becomes due and payable, or failure of the Borrower to pay interest on the unpaid principal amount of the Note within thirty (30) days of the date such interest is due and payable, in addition to any other rights and remedies that Lender may have hereunder or otherwise at law or in equity, Lender shall have the right to take any or all of the following actions: (a) cause the Purpose Credit Stock Options to be exercised to the extent necessary for payment in full of the Note, and (b) cause any unexercised Purpose Credit Stock Options to immediately terminate and be of no further force or effect. Notwithstanding such termination, Guarantor shall remain liable for all amounts due and owing under the Note.

     This Guaranty shall not be amended, and no collateral or other direct or indirect security for this Guaranty shall be withdrawn, released or substituted, except in compliance with Regulation U.

     Guarantor hereby waives notice of acceptance of this Guaranty, and also presentment, demand, protests and notice of dishonor of any and all of the obligations under the Notes. No act or omission of any kind on Lender's part shall affect or impair this Guaranty. This Guaranty shall be governed as to validity, interpretation, construction, effect, and in all other respects, by the laws and decisions of the State of Colorado, without regard to conflicts of laws principles.



              [REMAINING PORTION OF PAGE INTENTIONALLY LEFT BLANK]

     Executed by Guarantor to be effective as of the date set forth above, but executed this 16 day of May 2001.


                                                  /s/ Michael T. Fries
                                                  ------------------------------
                                                  Michael T. Fries

                                   SCHEDULE I
                                   ----------
            (to Guaranty for Purpose Credit dated November 22, 2000)
            --------------------------------------------------------


                                Purpose Advances
                                ----------------


Date of Advance                                                Amount of Advance
---------------                                                -----------------

November 22, 2000                                                   $236,819




                              Purpose Stock Options
                              ---------------------

Description of Stock Options       Valuation Date        Value on Valuation Date
----------------------------       --------------        -----------------------


UnitedGlobalCom, Inc. Stock            11/22/00                $210,000
Options for 15,000 shares of
Class A Common (vested),
granted 7/22/93 to Michael Fries

UnitedGlobalCom, Inc. Stock            11/22/00                $287,500
Options for 25,000 shares of
Class A Common (vested),
granted 7/22/93 to  Michael Fries

UnitedGlobalCom, Inc. Stock            11/22/00                $376,875
Options for 45,000 shares of
Class A Common (vested),
granted June 16, 1995